Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees of Deutsche Securities Trust:

In planning and performing our audit of
the financial statements of Deutsche
Science and Technology Fund (formerly
DWS Technology Fund) (a series of
Deutsche Securities Trust) (the
Company), as of and for the year ended
October 31, 2014, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Company's
internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.
Accordingly, we express no such
opinion.
The management of the Company is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Company's
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in the Company's internal
control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of October 31, 2014.
This report is intended solely for the
information and use of management and
the Board of Trustees of Deutsche
Securities Trust and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.



Ernst & Young LLP

Boston, Massachusetts
December 22, 2014

Report of Independent Registered
Public Accounting Firm

To the Board of Trustees of Deutsche
Securities Trust and the Shareholders of Deutsche Gold & Precious Metals Fund:
In planning and performing our audits of the financial statements of Deutsche
Gold & Precious Metals Fund (formerly
DWS Gold & Precious Metals Fund)
(the "Fund"), as of and for the year
ended October 31, 2014, in accordance
with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the
Fund's internal control over financial
reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Fund's internal control over financial reporting.
The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls may
become inadequate because of changes
in conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Fund's internal
control over financial reporting and its operation, including controls over safeguarding securities, which we consider to be material weaknesses as defined above as of October 31, 2014.
This report is intended solely for the
information and use of the Trustees,
management, and the Securities and
Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 19, 2014